UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

November 3, 2014

DiamondRock Hospitality Company

(Exact name of registrant as specified in charter)

Maryland	001-32514	20-1180098
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Bethesda Metro Center, Suite 1500
Bethesda, MD 20814
(Address of Principal Executive Offices)  (Zip Code)

(240) 744-1150
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective November 3, 2014, the Board of Directors (the “Board”) of DiamondRock Hospitality Company (the “Company”) amended Article II, Section 7 of the Company’s Third Amended and Restated Bylaws (the “Bylaws”) to implement a majority voting standard for the election of directors in uncontested elections, retaining the plurality standard for elections in which the number of director nominees exceeds the number of directors to be elected. Pursuant to the amended Bylaws provision, in uncontested elections director nominees will be elected by the vote of a majority of the votes cast with respect to the nominee, which means that the number of votes cast for a director must exceed the number of votes cast against the nominee. In addition, under the amended Bylaws provision, if an incumbent director is not elected pursuant to the majority voting standard in an uncontested election, the director must tender his or her resignation to the Board for consideration. The Nominating and Corporate Governance Committee of the Board will recommend to the full Board (excluding the director who has tendered such resignation) whether to accept or reject the resignation, and the Board will act on the resignation and disclose its decision and reasoning within 90 days from the date of certification of the election results.

The foregoing summary of the changes effected by the adoption of the amendment to the Bylaws is qualified in its entirety by reference to the amendment to the Bylaws filed as Exhibit 3.2 hereto and incorporated herein by reference.

Item 9.01.                            Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
3.2	Amendment to Third Amended and Restated Bylaws

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMONDROCK HOSPITALITY COMPANY

Date: November 3, 2014	By:	/s/ William J. Tennis
William J. Tennis
Executive Vice President, General Counsel and Corporate Secretary